Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Access National Corporation

Reston, Virginia

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 16, 2017, relating to the consolidated financial statements of Access National Corporation and the effectiveness of Access National Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

BDO USA, LLP

Richmond, Virginia

January 5, 2018